UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-152102

(Commission File Number)

36-3425828

(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, IL 60608

(Address of principal executive offices and zip code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 21, 2010, the Company issued a press release relating to a proposed offering of Senior Discount Notes due 2015 generating gross proceeds of approximately $200.0 million by Ryerson Holding Corporation, which is a holding company and the sole stockholder of Ryerson Inc., in a transaction exempt from registration under the Securities Act. As required by Rule 135c under the Securities Act, the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Senior Discount Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the senior secured discount notes, nor shall there be any sale of the senior secured discount notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1    Press Release of Ryerson Inc. dated January 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2010

RYERSON INC.

By:	/s/ Terence R. Rogers
Name: Terence R. Rogers Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Ryerson Inc. dated January 21, 2010